UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 3, 2011

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2010, the Company’s Compensation Committee awarded a $25,000 extraordinary bonus to Charles T. Bernhardt, the Company’s Chief Financial Officer and Chief Accounting Officer, for his success in financial management and regulatory compliance efforts.

In addition on March 3, 2011, the Company’s Board of Directors approved the recommendation of the Compensation Committee for the issuance of options to William A. Carter, Chief Executive Officer, and David R. Strayer, Medical Director.  Each of these individuals have been approved to receive 10 year options to purchase up to 10,000 shares of the Company’s common stock, respectively.  The options are to be issued pursuant to the Company’s 2009 Equity Incentive Plan and replace an identical number of 10 year options previously issued to Dr. Carter and Dr. Stayer under the Company’s 1990 Stock Option Plan, which options expired on January 3, 2011.  The exercise price of the replacement options are $4.03 per share, the same as the exercise price of the expired options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

March 7, 2011	By:	/s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer